ASSET PURCHASE AGREEMENT

         THIS AGREEMENT is entered into by and among PROFEED, INC., a Bahamian corporation ("Seller") and BIO-AQUA SYSTEMS, INC., a Florida corporation ("Buyer"), as of the 15th day of June, but shall be effective as of the effective date of the Registration Statement on Form SB-2 ("Registration Statement") as filed by Bio-Aqua with the Securities and Exchange Commission ("Effective Date").

                             W I T N E S S E S T H:

         WHEREAS, Seller desires to sell and Buyer desires to purchase certain assets of the of Seller used in the conduct of its business.

         NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

SECTION 1.  SALE AND PURCHASE OF ASSETS.

         1.1 Transfer of Assets. Upon the terms and subject to the conditions of this Agreement, Buyer, will, as of Effective Date, acquire from Seller the following assets (collectively, the "Assets"):

                  (a) all the rights, title and interest to the brands, trademarks and marks "Inual (TM);"

                  (b) all the rights, title and interest to the brands, trademarks and marks "Tepual (TM);"

                  (c) all future rights, title and interest to the brands, trademarks and marks "Inual (TM)" and "Tepual (TM)."

SECTION 2. ASSUMPTION OF LIABILITIES. From and after the Effective Date, Buyer shall not assume nor be liable for any liabilities of Seller, whether contingent or otherwise, and whether or not such liabilities are reflected on the books or records of Seller on the date hereof or on the Effective Date.

SECTION 3. PURCHASE PRICE. The purchase price to be paid by Buyer for all of the Assets (the "Purchase Price") will be an aggregate of One Million Three Hundred Thousand Dollars ($1,300,000) of which $400,000 shall be payable from the proceeds of Bio-Aqua's Initial Public Offering ("IPO"). The balance shall be paid out of the "over-allotment," as defined in the Registration Statement, or from 5% of the gross proceeds of the sale of products sold under the Tepual and Inual brands, payable quarterly over a 3 year term, or as otherwise mutually agreed upon.

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SECTION 4. CLOSING DATE. The "Closing Date" shall be the effective date of Bio-
Aqua's registration statement on Form SB-2 filed with the Securities and Exchange Commission.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller makes the representations and warranties to Buyer set forth below.

         5.1 Due Incorporation. Seller is a corporation duly organized, validly existing and in good standing under the laws of the Bahamas.

         5.2 Corporate Power of Seller. Seller has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder.

         5.3 Due Authority. Seller has all power and authority necessary to enable it to carry out the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by it have been authorized by all necessary corporate action on the part of Seller. This Agreement is a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms. Neither the execution and delivery of this Agreement by Seller nor the consummation of the transactions contemplated by this Agreement will violate, result in a breach of, or constitute a default under, any agreement or instrument to which Seller is a party or by which Seller is bound, or any order, rule or regulation of any court or governmental agency having jurisdiction over Seller.

         5.4 Brands, Trademarks and Marks.

                  (a) Exhibit "A" contains a complete and accurate list and summary description of all Brands, Trademarks and Marks. Seller is the owner of all right, title, and interest in and to each of the Brands, Trademarks and Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

                  (b) All Brands, Trademarks and Marks that have been registered with the appropriate authorities are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety (90) days after the Closing Date.

                  (c) No Brands, Trademarks or Marks have been or are now involved in any opposition, invalidation, or cancellation and, to Seller's knowledge, no such action is threatened with the respect to any of the Brands, Trademarks or Marks.

                  (d) To Seller's knowledge, there is no potentially interfering trademark or trademark application of any third party.

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                  (e) No Brands, Trademarks or Marks are infringed or, to
Seller's knowledge, have been challenged or threatened in any way. None of the Brands, Trademarks or Marks used by Seller infringe or are alleged to infringe any trade name, trademark, or service mark of any third party.

                  (f) All products and materials containing Brands, Trademarks and Marks bear the proper registration notice where permitted by law.

         5.5 No Consents. No governmental filings, authorizations, approvals or consents are required to permit Seller to fulfill all of its obligations under this Agreement.

         5.6 No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not
(i) violate any provision of the Articles of Incorporation or By-Laws of Seller;
(ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both) a default under any contract or other agreement to which Seller is a party;
(iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon Seller, or upon the properties or business of Seller; or (iv) violate any statute, law or regulation of any jurisdiction applicable to Seller.

         5.7 Compliance with Laws. Seller has complied in all material respects with all laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to Seller's business.

         5.8 Actions and Proceedings. There is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving the Seller in respect of, or in connection with, its business; (ii) there is no action, suit, claim or legal, administrative or arbitration proceeding or, to the best knowledge of Seller after due inquiry, any investigation (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or, to the best knowledge of Seller.

SECTION 6. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller as follows:

         6.1 Due Incorporation. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

         6.2 Corporate Power of Buyer. Buyer has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder.


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         6.3 Due Authority. Buyer has all power and authority necessary to enable it to carry out the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by it have been authorized by all necessary corporate action on the part of Buyer, including shareholder approval, if required. This Agreement is a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms. Neither the execution and delivery of this Agreement by Buyer nor the consummation of the transactions contemplated by this Agreement will violate, result in a breach of, or constitute a default under, any agreement or instrument to which Buyer is a party or by which Buyer is bound, or any order, rule or regulation of any court or governmental agency having jurisdiction over Buyer.

         6.4 No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not
(i) violate any provision of the Articles of Incorporation or By-Laws of Buyer;
(ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both) a default under any contract or other agreement to which Buyer is a party; (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon Buyer, or upon the properties or business of Buyer; or (iv) violate any statute, law or regulation of any jurisdiction applicable to Buyer.

SECTION 7.  CLOSING ITEMS.

         7.1 Buyer's Deliveries. At Effective Date, Buyer shall deliver to Seller the following monies and documents:

                  (a) a certified copy of a resolution of Buyer's Board of Directors authorizing the execution and delivery of this Agreement and the purchase of the Assets.

                  (b) other purchase documents: all such documents and instruments as Seller and its counsel may reasonably request in connection with the consummation of the transaction contemplated by this Agreement.

         7.2 Seller's Deliveries. At Effective Date, Seller shall deliver to Buyer the following rights and documents for the following:

                  (a) all the rights to the brands, trademarks and patents "Inual (TM);"

                  (b) all the rights to the brands, trademarks and patents "Tepual (TM);"

                  (c) assignment and assumption of all future rights to the brands, trademarks and patents "Inual (TM)" and "Tepual (TM);"

                  (d) agreements and assignments of trade names and trademarks;

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                  (e) bill of sale; and

                  (f) assignment and assumption agreement.

SECTION 8.  INDEMNIFICATION

         8.1 Indemnification by Seller. Seller shall indemnify, defend, and hold Buyer and its representatives, successor, and assigns, harmless from and against any and all damage, loss, judgments, or liability and all expenses (including reasonable attorneys' fees) incurred by any of the above-named persons, resulting from or in connection with:

                  (a) the Assets prior to the Effective Date, or

                  (b) any material breach by Seller or any representation or covenant made by Seller in, or any obligation of Seller under this Agreement.

         8.2 Indemnification by Buyer. Buyer shall indemnify, defend, and hold Seller and its representatives, successor, and assigns, harmless from and against any and all damage, loss, judgments, or liability and all expenses (including reasonable attorneys' fees) incurred by any of the above-named persons, resulting from or in connection with:

                  (a) the Assets or the business prior to the Effective Date, or

                  (b) any material breach by Buyer or any representation or covenant made by Buyer in, or any obligation of Buyer under this Agreement.

SECTION 9. FURTHER ASSURANCES. The parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

SECTION 10.  MISCELLANEOUS.

         10.1 Notices. Any notice or other communication required or which may given hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered, or express mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or if mailed, four (4) days after the date of mailing, as follows:

         If to Buyer:               BIO-AQUA SYSTEMS, INC.
                                    1900 Glades Road, Suite 351
                                    Boca Raton, FL 33431
                                    Telephone: (561) 416-8930

If to Seller, to:                   PROFEED, INC.

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                                    General Ekdhal 159
                                    Santiago, Chile
                                    Telephone: 011 (562) 777-0262

Any party may by notice given in accordance with this Section to the other parties designate another address or person for receipt of notice hereunder.

         10.2 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) and any collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the subject matter hereof and related transactions, and supersede all prior agreements, written or oral, with respect thereto.

         10.3 Waivers and Amendments. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance.

         10.4 Remedies Not Exclusive. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which the claim of any inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

         10.5. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Florida applicable to agreements made and to be performed entirely within such State and jurisdiction shall be in Broward County, Florida.

         10.6 Exhibits and Schedules. The Exhibits and Schedules to this Agreement are a part of this Agreement as if set forth in full herein.

         10.7 Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         10.8 Severability. If any term or provision of this Agreement, or the application thereof to any person or circumstance shall, to any extent, be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term

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and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

         10.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall constitute but one and the same document.

         As of the date written above, Assignee hereby accepts the foregoing assignments and assumes all the obligations and liabilities of the Assignor as to those leases subject to the terms and conditions hereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                                     BIO-AQUA SYSTEMS, INC.


                                                     By:   /s/ David Mayer
                                                     ------------------------
                                                     Name: David Mayer
                                                     ------------------------
                                                     Title: Director
                                                     ------------------------



                                                     PROFEED, INC.


                                                     By:   /s/ Max Rutman
                                                     ------------------------
                                                     Name: Max Rutman
                                                     ------------------------
                                                     Title: CEO
                                                     ------------------------


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